Exhibit 99.1

IIOT-OXYS, Inc. Enters into NDA with a Strategic New England-Based Metal Component Processing Consultancy

CAMBRIDGE, MA / ACCESSWIRE / October 20, 2021 / IIOT-OXYS, Inc. (OTC PINK:ITOX) announced the execution of a Non-Disclosure Agreement (NDA) with a strategic New England-Based metal component processing consultancy.

"This new partner expands a strategic move for IIOT-OXYS, Inc. previously announced in July", explained Cliff Emmons, CEO of IIOT-OXYS, Inc. "We are expanding into ‘discrete manufacturing' processes applicable to medical devices, building on our successes with ‘continuous manufacturing' processes characteristic to biotech and pharmaceutical manufacturing. Metal fabrication is a key component manufacturing process for medical surgical robotics and devices. This consultancy’s Subject-Matter Expertise (SME), specifically metal machining, complements the experience of IIOT-OXYS, Inc. and our Spanish partner, Aingura IIoT, S.L. This is the second (metal machining and hot-melt extrusion SMEs) of several strategic partners we are vetting in key manufacturing processes for medical devices, including plastic injection molding, metal stamping, and automated assembly."

Mr. Emmons further stated, "This consultancy provides engineering, design, process development, and training services to the medical device metal component supply chain industry. They have over 30 years of experience and expertise addressing manufacturing, quality, and engineering challenges of their clients. The signing of an NDA is the first step in our collaboration with the consultancy. We are very pleased to be working with this strategic and innovative consultancy whose subject matter expertise can complement our technology to ensure the services we provide to our customers meet their manufacturing quality and productivity goals. We look forward to partnering with their technology-savvy leadership to see where our edge computing and machine learning algorithms will add the most value to our combined customers’ medical device metal component manufacturing equipment and processes."

"This is the fourth such agreement this year, which continues an expansion of our current biotech, pharmaceutical, and medical device intelligent manufacturing segments. Our strong partnerships, successful pilots and use cases, and extensive network and prospects, position us to win in the WW IIoT market, estimated at $76.7 billion in 2021, growing to $106.1 billion in 2026 (6.7% CAGR)1.We expect these agreements and new prospects will lead to new business in due time," continued Mr. Emmons.

Forward-Looking Statements

This news release contains forward-looking statements that reflect Management's current views about future events and financial performance. Forward-looking statements often contain words such as ''expects,'' ''anticipates,'' ''intends,'' or ''believes.'' Our forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and events to differ materially from those projected in the forward-looking statements. Risks and uncertainties that could adversely affect us include, without limitation, the loss of major customers, our failure to obtain new contracts, our inability to patent products or processes, our infringement of patents held by others, our inability to finance our business and the other risks and uncertainties that are discussed in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this news release are made only as of the date of this news release. We undertake no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise.

About Us

IIOT-OXYS, Inc. is a technology company at the intersection of IIoT, AI & Machine Learning, Edge Computing and Manufacturing Operations. We provide actionable mission-critical insights for the Medical/Pharmaceutical, Manufacturing, Agriculture, Defense, and Structural Health, and other industries. IIOT-OXYS, Inc. edge computing open-source hardware and proprietary ML algorithms employ our Minimally Invasive Load Monitoring (MILM) technology to simply gather data and gain insights to monitor, scope, move from preventive to predictive maintenance, and even optimize development and manufacturing processes. For additional information visit www.oxyscorp.com.

CONTACT:

Clifford L. Emmons
CEO
IIOT-OXYS, Inc.
contact@oxyscorp.com
www.oxyscorp.com

SOURCE: IIOT-OXYS, Inc.

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1 Industrial IoT Market Report, July 2021, MarketandMarkets Research Private Ltd. Industrial IoT Market Size, Share and Trends Forecast to 2026 | MarketsandMarkets™